ARTHUR ANDERSEN LLP

            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation of our report dated December 22, 1997, included in this Form 10-KSB, into the Company's previously filed Registation Statement File No. 33-81688 and File No. 33-93678.
                              /s/ Arthur Andersen LLP
                              ARTHUR ANDERSEN LLP

Los Angeles, California
January 12, 1998